UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1 )

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Crexendo, Inc. ®
(Name of Registrant as Specified in Its Charter)

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Crexendo, Inc.
1615 South 52nd Street
Tempe, Arizona 85281

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 30, 2016

The annual meeting of shareholders of Crexendo, Inc. will be held at our corporate headquarters located at 1615 South 52nd Street, Tempe, AZ, 85281 on July 12 , 2016 at 2:00 p.m., local time.

The purpose of the meeting is to consider, discuss and vote upon the following proposals:

•
To elect three Class I directors, each for a term of six years, expiring at our annual meeting of shareholders to be held during 2022 or until a successor has been duly elected and qualified and elect two Class II directors, each for a term of three years, expiring at our annual meeting of shareholders to be held during 2019 or until a successor has been duly elected and qualified and;

•	To consider and vote upon a proposal to give the Board of Directors the authority to change the Incorporated State from Delaware to Nevada;

•	To consider and vote upon a proposal for advisory approval of the compensation of the Company’s named executive officers;

•	To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

The three proposals described above are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on May 20, 2016 may vote at the meeting or any adjournment or postponement of the meeting.

Your vote is important.  Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

By order of our Board of Directors,

By:	/s/ Jeffrey G. Korn
Jeffrey G. Korn, Secretary

May 31 , 2016

Crexendo, Inc.
1615 South 52nd Street
Tempe, Arizona 85281
_____________________

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To be held June 30, 2016
_____________________

SOLICITATION AND REVOCABILITY OF PROXY
General

We are furnishing you this proxy statement in connection with the solicitation by our Board of Directors of proxies from holders of outstanding shares of our common stock, to be voted at our annual meeting of shareholders to be held on July 12 , 2016 at 1615 South 52nd Street, Tempe, AZ, 85281, at 2:00 p.m. local time, and at any and all postponements or adjournments thereof.  This proxy statement and the enclosed form of proxy card are being first mailed or made available to our shareholders on or about May 31 , 2016.

The purpose of the meeting is to consider, discuss and vote on the following proposals:

•
To elect three Class I directors, each for a term of six years, expiring at our annual meeting of shareholders to be held during 2022 or until a successor has been duly elected and qualified and elect two Class II directors, each for a term of three years, expiring at our annual meeting of shareholders to be held during 2019 or until a successor has been duly elected and qualified and;

•	To consider and vote upon a proposal to give the Board of Directors the authority to change the Incorporated State from Delaware to Nevada;

•	To consider and vote upon a proposal for advisory approval of the compensation of the Company’s named executive officers;

•	To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

We use several abbreviations in this proxy statement. We may refer to our company as “us,” “we,” “Crexendo” or the “company.”  The term “meeting” generally refers to our 2016 Annual Meeting of Shareholders and references to our “Board” refer to our Board of Directors.

The enclosed annual report to shareholders is not to be regarded as proxy soliciting material.  If you would like an additional copy of the enclosed annual report, please contact us at 1615 South 52nd Street, Tempe, AZ, 85281, Attn: Investor Relations, telephone: (602) 714-8500.

Record Date and Voting Securities

Our Board has fixed the close of business on May 20, 2016 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.  Only holders of record of our common stock on May 20, 2016 (the “Record Date”) are entitled to vote at the meeting.  If your shares are owned of record in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee.  Each holder of record of our common stock at the close of business on the Record Date is entitled to one vote per share on each matter to be voted upon by our shareholders at the meeting.  As of the Record Date there were 13,320,246 shares of common stock issued and outstanding.

Voting and Revocability of Proxies

Our Board is soliciting the accompanying proxy for use at the meeting.  Shareholders of record as of the Record Date can vote their proxy via one of three ways.  It is not necessary to mail your proxy card if you are voting by internet or fax.  If you have questions in regards to your proxy, or need assistance in voting, please contact our independent proxy tabulator, Issuer Direct Corp. at 866.752.8683, proxy@iproxydirect.com.

VOTE BY MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
VOTE BY FAX: Please mark, sign and date this proxy card promptly and fax to 202-521-3464.
VOTE BY INTERNET: www.iproxydirect.com

If you submit a proxy using one of the methods described above, your proxy may be revoked at any time prior to its use by: (1) delivering to our secretary a signed notice of revocation or a later dated proxy, (2) attending the meeting and voting in person, or (3) giving notice of revocation of the proxy at the meeting.  Attendance at the meeting will not in itself constitute the revocation of a proxy.  Prior to the meeting, any written notice of revocation should be sent to Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281 Attention: Corporate Secretary.  Any notice of revocation that is delivered at the meeting should be hand delivered to our corporate secretary before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder’s identity.  The last valid vote you submit chronologically will supersede your prior vote(s).

Shares of our common stock, represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies.  If no specific instructions are given, the shares will be voted FOR the election of each of the nominees for director set forth herein and FOR ratification.  In addition, if other matters come before the meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.  We are not aware of any other matters to be submitted to a vote of shareholders at the meeting.

One or more inspectors of election, duly appointed for that purpose, will count and tabulate the votes cast and report the results of the votes at the meeting to our management.  Your vote at the meeting will not be disclosed except as needed to permit the inspector to tabulate and certify the votes, or as is required by law.

Quorum, Voting Requirements and Effect of Abstentions and Broker Non-Votes

At the meeting, the inspector of election will determine the presence of a quorum and tabulate the results of the voting by shareholders.  The holders of a majority of the total number of outstanding shares of our common stock that are entitled to vote at the meeting (at least 6,660,123 shares) must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the meeting.  Shares of our common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the meeting, will be elected.  Abstentions and broker ‘‘non- votes’’ are not counted for purposes of the election of directors. A “non-vote” occurs, with respect to a proposal, when a broker or nominee holding shares for a beneficial owner does not have discretionary voting power and has not received instructions from the beneficial owner.    Approval of the proposal to give the Board of Directors the authority to change the State of Incorporation from Delaware to Nevada requires that the votes cast in favor of the proposal must exceed the votes cast against the proposal.  Advisory approval of the proposal for compensation of the Company’s named executive officers requires that the votes cast in favor of the proposal must exceed the votes cast against the proposal.    Abstentions and broker “non-votes” will not affect the outcome of the vote on those five proposals.  A broker ‘‘non-vote’’ is not counted for purposes of approving a proposal.  Shareholders have no dissenters’ or appraisal rights in connection with the proposals to be presented at the meeting.

Expense of Solicitation of Proxies

We will pay the cost of soliciting proxies for the meeting.  In addition to solicitation by mail, our directors, officers and employees, without additional pay, may solicit proxies by telephone, telecopy, e-mail or in person.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we will reimburse them for their expenses in so doing.

___________

PROPOSAL I
ELECTION OF DIRECTORS
___________

At the meeting, three Class I directors are to be elected for a term ending at the 2022 annual meeting of our shareholders, or until each of their respective successors has been duly elected and qualified.  Additionally, two Class II directors are to be elected for a term ending at the 2019 annual meeting of our shareholders, or until each of their respective successors has been duly elected and qualified.  Our bylaws provide for a classified board (also known as a “staggered board”).  We currently plan to hold our shareholder meetings every three years.  Therefore, we are electing our Class I directors for six years and our Class II directors for three years to establish our staggered board.  One-half of the directors are elected at each annual meeting of shareholders. The Class I directors elected at the meeting will serve until our 2022 annual meeting of shareholders.  The Class II directors elected at the meeting will serve until our 2019 annual meeting of shareholders.

We intend that valid proxies received will be voted, unless contrary instructions are given, to elect the three nominees named in the following table to serve as Class I and Class II directors.  Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by our Board, to the extent consistent with our certificate of incorporation and our bylaws.

Nominees

Our Board has nominated the following individuals to serve as Class I and Class II directors until our 2022 and 2019, respectively, annual meeting of shareholders or until their respective successors are elected.  Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Director Name	Age	Class/Term
Steven G. Mihaylo	72	I / 2022
David Williams	61	I / 2022
Todd Goergen	43	I / 2022
Jeffrey P. Bash	74	II/ 2019
Anil Puri	67	II/ 2019

The Board of Directors recommends a vote “FOR”
all of the director-nominees identified above.

Information Concerning Directors

Set forth in the table below are the names, ages and positions of each person nominated by our Board for election as a director, each person whose term of office as a director will continue after the meeting and each of our current executive officers.  None of our directors or executive officers has any family relationship to any other director or executive officer.

Name	Age	Position
Steven G. Mihaylo	72	Chairman of the Board, Chief Executive Officer
Jeffrey P. Bash	74	Director
Anil Puri	67	Director
David Williams	61	Director
Todd Goergen	43	Director

Set forth below is a brief description of the business experience for at least the previous five years of our nominees for director, our incumbent directors and our other executive officers.

Directors Standing for Election

Steven G. Mihaylo

Mr. Mihaylo was appointed our Chief Executive Officer in 2008 and Chairman of the Board in November 2010. Mr. Mihaylo is the former Chairman and Chief Executive Officer of Inter-Tel, Incorporated (“Inter-Tel”), which he founded in 1969 and where he continued to serve until 2007. Mr. Mihaylo led the development of Inter-Tel from providing business telephone systems to offering complete managed services and software that help businesses facilitate communication and increase customer service and productivity. Before selling Inter-Tel to Francisco Partners, a private equity firm, for approximately $720 million in 2007, Mr. Mihaylo grew the business to nearly $500 million in annual sales.  The Board nominated Mr. Mihaylo to the Board in party because he is the Chief Executive Officer of the Company and has more than 40 years of experience in the industry in which the Company competes.  Mr. Mihaylo is the only officer of the Company nominated to serve as a director, and he plays a critical role in communicating the Board’s expectations, concerns, and encouragement to the Company’s employees.  Mr. Mihaylo performs an extremely valuable role as the Chairman of the Board and is a tremendous asset to the Company.

Mr. Mihaylo was awarded an honorary PhD from California State University - Fullerton and received a bachelor of arts in business administration in accounting & finance from California State University, Fullerton in 1969. The College of Business and Economics at California State University, Fullerton was renamed the Steven G. Mihaylo College of Business and Economics in 2008.  Mr. Mihaylo has served on boards of numerous community organizations including the Arizona Heart Foundation, Junior Achievement of Arizona, Arizona Museum of Science and Technology and the Arizona State University College of Business Dean’s Council of 100. Committed to education, Mr. Mihaylo is involved with the Karl Eller College of Management at the University of Arizona and has served on the advisory board of Junior Achievement of Central Arizona for over 25 years, as a member of the board of directors of the Big Bear High School Education Foundation and on the Dean’s Advisory Board of California State University, Fullerton.  Mr. Mihaylo is a Class I director and his term will expire at the meeting. Mr. Mihaylo is nominated for a term which would expire at our 2022 meeting of shareholders.

David Williams

Mr. Williams has been a director of the company since May 2008.  Since 2008, Mr. Williams has served as the Chairman and Chief Executive Officer at Equity Capital Management Corp, which provides asset management, tax consulting and financing for real estate investors.  From 1996 to 2008, Mr. Williams acted as an independent consultant in taxation, real estate transactions and venture capital. Mr. Williams served as Chief Financial Officer and tax counsel at Wilshire Equities Corp., from 1987 to 1990 and as President from 1990 to 1996. From 1980 to 1987, Mr. Williams rose from a junior staff member to director position at Arthur Young & Co., a public accounting firm.   The Board recognizes Mr. Williams' business, finance and tax experience and values his contributions to Board discussions and to the Company.  Mr. Williams is a certified public accountant in California, Nevada and Washington, and holds a juris doctorate degree in law and taxation from the McGeorge Law School at University of the Pacific. Mr. Williams graduated from Stanford University with a Masters of Science degree in engineering finance and a Bachelor of science degree in biological science with honors. Mr. Williams is a Class I director and his term will expire at the meeting.  Mr. Williams is nominated for a term which would expire at our 2022 meeting of shareholders.

Todd Goergen

Mr. Goergen has been a director of the company since November 2006 and served as Chairman of the Board from August 2007 to November 2010.  Mr. Goergen has served as Managing Member of Ropart Asset Management, LLC (“RAM”) since 2001.  RAM makes direct investments in small to mid-size companies. In addition, Mr. Goergen is a Managing Member of Ropart Investments, LLC, a private investment partnership. Between 1999 and 2000, Mr. Goergen was the Director of Acquisitions and Corporate Development at Blyth, Inc., a designer and direct marketer of home decorative and fragrance products.  From 1994 to 1999, Mr. Goergen was an Associate/Analyst in the Mergers and Acquisitions Group of Donaldson, Lufkin & Jenrette, an investment banking firm. The Board recognizes the breadth and depth of Mr. Goergen’s considerable business and investment experience.  The Board values Mr. Goergen’s prior contributions as Chairman of the Board and the insights and skills he brings to Board discussions.  Mr. Goergen received his degree in economics and political science in 1994 from Wake Forest University.  Mr. Goergen is the Chairman of Digital Traffic Systems, Inc., a business consulting firm, and Chairman of the Board of Visalus Holdings, LLC, a producer and marketer of weight management and nutritional supplements.  Mr. Goergen is a Class I director and his term will expire at the meeting.  Mr. Goergen is nominated for a term which would expire at our 2022 meeting of shareholders.

Jeffrey P. Bash

Mr. Bash has been a long time investor in Crexendo and has extensive investing and corporate finance experience.  Bash is a Vice President of private, family-owned Richmont Corporation of Dallas, TX, providing corporate finance services. From 2008 to the present Bash has also worked as a consultant to the private equity firm, General Pacific Partners LLC of Newport Beach, CA, providing strategic planning, corporate finance, structure, analysis, research and report writing services.  Since 2006 Bash has been a private investor and advocate for stockholder interests with both managements and Boards.  Prior to 2006, Bash was a Corporate Vice President & Actuary for New York Life Insurance Company, becoming a Fellow of the Society of Actuaries (FSA) from 1970 until his retirement in 1995.  Mr. Bash received his Bachelor of Arts degree in mathematics from Oberlin College.  Mr. Bash is a Class II director and his term will expire at the meeting.  Mr. Bash is nominated for a term which would expire at our 2019 meeting of shareholders.

Anil Puri

Dr. Puri is the Dean of the College of Business and Economics at California State University, Fullerton and director of the Woods Center for Economic Analysis and Forecasting. Prior to becoming Dean in 1998, Dr. Puri was department chair and professor of economics at California State University, Fullerton. Dr. Puri is a noted economist and scholar who has served as the Executive Vice President of the Western Economic Association International, the second largest professional association of economists in the United States and is a member of the American Economic Association, and the National Association of Business Economists.  Dr. Puri brings to the Board extensive business and financial experience. Dr. Puri has previously served and counseled public boards and he is a panel member of the National Association of Business Economists' Survey of Economic Conditions. Dr. Puri is a Class II director and his term will expire at the meeting.  Dr. Puri is nominated for a term which would expire at our 2019 meeting of shareholders.

CORPORATE GOVERNANCE

Board Meetings

During the year ended December 31, 2015, our Board met seven times. Each director attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of all meetings held by committees on which he served during the year ended December 31, 2015.  All of our directors are invited, but not required, to attend the annual meeting.  One director attended the 2014 annual meeting.

Information about Committees of our Board of Directors

Our Board of Directors has established three committees, the Audit Committee, comprised of Messrs. Williams (chairman), Goergen and Dr. Puri, the Compensation Committee comprised of Messrs. Goergen (chairman) and Bash, and the Nominating Committee, comprised of Messrs. Bash (chairman), Goergen, and Williams.  Our Board of Directors has determined that each of these persons is “independent” under the rules of the OTCQX Marketplace and applicable regulatory requirements.

Audit Committee

Mr. Williams serves as Chairman of our Audit Committee.  Our Audit Committee held four meetings during the year ended December 31, 2015 and operates under a charter adopted by our Board on March 23, 2004 and amended and restated on August 9, 2006.  The charter is available on our website at www.crexendo.com.  Our Audit Committee is responsible for reviewing and discussing our audited financial statements with management, discussing information with our auditors relating to the auditors' judgments about the quality of our accounting policies and procedures, recommending to our Board that the audited financials be included in our Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors' services and activities.

Our Board of Directors has determined that David Williams, Chairman of our Audit Committee, is an audit committee financial expert as defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended.  No Audit Committee member serves on more than three publicly-traded companies.

Compensation Committee

Mr. Goergen serves as Chairman of our Compensation Committee.  The Compensation Committee held two meetings during the year ended December 31, 2015 and evaluates the performance of executives, pursuant to the Compensation Committee Charter, a copy of which is posted on our website at www.crexendo.com. The Compensation Committee recommends to our Board policies for executive compensation and approves the remuneration of all our officers, including our Chief Executive Officer. It also administers our stock option and incentive compensation plans and recommends the establishment of and monitors the compensation and incentive program for all our executives.

The Compensation Committee did not retain a compensation consultant during the years ended December 31, 2015 and 2014.

Our senior management works closely with the Compensation Committee to evaluate and recommend compensation for our other officers and employees. In addition, the CEO makes recommendations to the Compensation Committee regarding compensation for other executives.

Nominating Committee

Mr. Bash serves as the Chairman of our Nominating Committee.  Our Nominating Committee, which held one meeting since our last annual meeting, reviews and suggests candidates for election or appointment to our Board, and operates pursuant to our Nominating Committee Charter, a current copy of which is posted on our website at www.crexendo.com.  Our Nominating Committee may attempt to recruit persons who possess the appropriate skills and characteristics required of members of our Board.  Our Nominating Committee may use any reasonable means for recruitment of potential members including their own expertise or the use of one or more third-party search firms to assist with this purpose.

In the course of reviewing potential director candidates, the Nominating Committee considers nominees recommended by our shareholders.  When considering a potential candidate for service as a director, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria approved by our Board, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of our Board. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, demonstrate sound judgment and possesses the ability to effectively interact with other members of our Board to serve the long-term interests of our company and shareholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in our industry or in the markets in which we operate and whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The procedures to be followed by shareholders in submitting such recommendations are described below in the section entitled “Submission of Securities Holder Recommendations for Director Candidates.”

Independence of our Board of Directors

Under the OTCQX Marketplace listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board consults with our legal counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the OTCQX Marketplace, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, our Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable rules of the OTCQX Marketplace: Mr. Goergen, Mr. Williams, Mr. Bash and Dr. Puri. In making this determination, our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Leadership Structure

Our Chief Executive Officer serves as the Chairman of the Board. We believe that this leadership structure is appropriate due to the nature of our business. Mr. Mihaylo’s experience in leadership positions throughout our company during his tenure, as well as his role in developing and executing the strategic plan, is critical to our future results. Mr. Mihaylo was able to utilize his in-depth knowledge and perspective gained in running our company to effectively and efficiently guide the full Board by recommending Board and committee meeting agendas, leading Board discussions on critical issues and creating a vital link among the Board, management and shareholders. Our Board believes this structure serves our shareholders by ensuring the development and implementation of our company’s strategies.

Risk Oversight

Our primary risk consists of managing our operations within the current environment of being a start-up hosted telecom service provider.  Our Telecommunication Services segment products and services are sold nationwide and our success is dependent on that being managed effectively. In general, our Board, as a whole and also at the committee level, oversees our risk management activities. Our Board annually reviews management’s long-term strategic plan and the annual budget that results from that strategic planning process. Using that information, our Compensation Committee establishes both the short-term and long-term compensation programs that include all our executives (including the named executive officers identified in the Summary Compensation Table on page 19 (the “NEOs”)). These compensation programs are ratified by our Board, as a whole. The compensation programs are designed to focus management on the performance metrics underlying the operations of the Company, while limiting risk exposure to our company.  Our Board receives periodic updates from management on the status of our operations and performance (including updates outside of the normal Board meetings). Finally, as noted below, our Board is assisted by our Audit Committee in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Thus, in performing its risk oversight our Board establishes the performance metrics, monitors on a timely basis the achievement of those performance metrics, and oversees the mechanisms that report those performance metrics.

Code of Business Conduct

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. A copy of this code is posted on our website at www.crexendo.com. In the event that we amend or waive any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer, we intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting such information on our website.

Certain Relationships and Related Transactions

Our Audit Committee is responsible for review and, as it determines appropriate, approval or ratification of “related-party transactions” between our company and related persons or entities, other than executive compensation decisions which are addressed by our Compensation Committee.  We have adopted policies and procedures that apply to any transaction or series of transactions in which our company or a subsidiary is a participant, the amount involved exceeds $10,000, and a related person or entity has a direct or indirect material interest. Our Audit Committee has determined that, barring additional facts or circumstances, a related person or entity does not have a direct or indirect material interest in any of the following categories of transactions:

•
any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed $10,000;

•
any charitable contribution, grant, or endowment by the company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed $10,000;

•	compensation to directors, for service as directors, determined by our Board;
•	transactions in which all securities holders receive proportional benefits; or
•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

Transactions involving related persons or entities that are not included in one of the above categories are reviewed by our Audit Committee.  Our Audit Committee determines whether the related person or entity has a material interest in a transaction and may approve, not approve or take other action with respect to the transaction in its discretion.

Stockholder Communications

Shareholders and other interested parties who wish to communicate with non-management directors of the Company should send their correspondences to: Crexendo Non-Management Directors, Crexendo, Inc., 1615 South 52nd Street, Tempe, Arizona 85281, or by email to nonmanagementdirectors@crexendo.com.  All communications are forwarded directly to the appropriate non-management director.

Submission of Security Holder Recommendations for Director Candidates

All security holder recommendations for director candidates must be submitted in writing to the Secretary of our company, Jeffrey G. Korn, at 1615 South 52nd Street, Tempe, Arizona 85281, who will forward all recommendations to the Nominating Committee.  All security holder recommendations for director candidates must be submitted to our company not less than 120 calendar days prior to the date on which the company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. All security holder recommendations for director candidates must include (1) the name and address of record of the security holder, (2) a representation that the security holder is a record holder of our security, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b), (2) of the Securities Exchange Act of 1934, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for directors approved by our Board from time to time, (5) a description of all arrangements or understandings between the security holder and the proposed director candidate, (6) the consent of the proposed director candidate to be named in the proxy statement, to have all required information regarding such director candidate included in the applicable proxy statement, and to serve as a director if elected, and (7) any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Director Compensation

The annual pay package for non-employee directors is designed to attract and retain highly qualified professionals to represent our shareholders.  We also reimburse our directors for travel, lodging and related expenses they incur on company-related business, including Board and committee meetings. In setting director compensation, we consider the amount of time that directors spend in fulfilling their duties to the Company as well as the skill level required by our directors.  Directors who are also employees receive no additional compensation for serving on our Board.  For the years ended December 31, 2015 and 2014, non-employee director compensation consisted of the following.

Cash Compensation.   For the years ended December 31, 2015 and 2014, our non-employee directors did not receive any cash compensation.

Stock Options and Restricted Shares.  On March 4, 2014, we granted to each non-employee director an option to purchase 10,000 shares of common stock at an exercise price of $3.19, which price was not less than 100% of the fair market value of an underlying share of common stock on the date of grant.  Each such option was fully vested and exercisable on the date of grant.  In conformity with accounting guidance, the option awards to our non-employee directors were valued using the Black-Scholes option-pricing model on the date of grant, which were valued at $1.43 per share.

On January 5, 2015, we granted to each non-employee director an option to purchase 20,000 shares of common stock at an exercise price of $1.85, which price was not less than 100% of the fair market value of an underlying share of common stock on the date of grant.  Each such option was fully vested and exercisable on the date of grant.  In conformity with accounting guidance, the option awards to our non-employee directors were valued using the Black-Scholes option-pricing model on the date of grant, which were valued at $0.83 per share.

On December 31, 2015, we granted to each non-employee director an option to purchase 25,000 shares of common stock at an exercise price of $1.11, which price was not less than 100% of the fair market value of an underlying share of common stock on the date of grant.  Each such option was fully vested and exercisable on the date of grant.  In conformity with accounting guidance, the option awards to our non-employee directors were valued using the Black-Scholes option-pricing model on the date of grant, which were valued at $0.55 per share.

The following table summarizes the compensation earned by and paid to our non-employee directors for the year ended December 31, 2015:

Director	Fees Earned or Paid in Cash	Option Awards (1)		All Other Compensation	Total
Todd Goergen	$-	30,432	(2)	-	$30,432
Jeffrey P. Bash	-	30,432	(4)	-	30,432
David Williams	-	30,432	(2)	-	30,432
Anil Puri	-	30,432	(3)	-	30,432

The following table summarizes the compensation earned by and paid to our non-employee directors for the year ended December 31, 2014:

Director	Fees Earned or Paid in Cash	Option Awards (1)		All Other Compensation	Total
Todd Goergen	$-	14,225	(2)	-	$14,225
Jeffrey P. Bash	-	14,225	(4)	-	14,225
David Williams	-	14,225	(2)	-	14,225
Anil Puri	-	14,225	(3)	-	14,225

(1)
Represents the dollar amount of all option awards recognized for financial statement reporting purposes for the year in accordance with accounting guidance.  Estimates of forfeitures related to service-based vesting conditions have been disregarded.  The assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements for the years ended December 31, 2015 and 2014, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2016.

(2)	As of December 31, 2015, each of Messrs. Goergen and Williams held unexercised options to purchase an aggregate of 105,000 shares of our common stock.
(3)	As of December 31, 2015, Messr. Dr. Puri held unexercised options to purchase an aggregate of 125,000 shares of our common stock.
(4)	As of December 31, 2015, Messr. Bash held unexercised options to purchase an aggregate of 65,000 shares of our common stock.

Fees of Independent Registered Public Accounting Firm

We have set forth below the aggregate fees billed for professional services rendered to us by Deloitte for the years ended December 31, 2015 and 2014.  All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees (1) (audit of our annual financial statements, review of our quarterly financial statements, review of our SEC filings and correspondence with the SEC)	$199,859	$219,700
All Other Fees	-	-

(1)
Audit Fees: Fees billed by Deloitte for professional services rendered for the audit and reviews of our financial statements filed with the SEC on Forms 10-K, 10-KT and 10-Q and reviews of our correspondence with the Securities and Exchange Commission.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of the scope of and fees for services in the defined categories of audit services, audit-related services, and tax services.  Pre-approval is usually provided by the Audit Committee on a project-by-project basis before the independent registered public accounting firm is engaged to provide that service, and for de minimus projects only, pre-approval is provided with a not-to-exceed fee level determined for a group of such de minimus projects. The pre-approval of services may be delegated to the Chairman of the Audit Committee, but the decision must be reported to and ratified by the full Audit Committee at its next meeting.

BENEFICIAL OWNERSHIP OF SHARES

 The following table sets forth, as of May 20, 2016, the number of shares of our common stock beneficially owned by each of the following persons and groups and the percentage of the outstanding shares owned by each person and group including:  (i) each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each director and nominee; (iii) each of our NEO’s; and (iv) all of our current directors and executive officers as a group.

With respect to certain of the individuals listed below, we have relied upon information set forth in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934.  Except as otherwise noted below, the address of each person identified in the following table is c/o Crexendo, Inc., 1615 South 52nd Street, Tempe, Arizona, 85281.

Name of Beneficial Owner	Shares Owned	Number of Outstanding Warrants and Options (1)	Total Beneficial Ownership (2)	Percent of Class Beneficially Owned
Steven G. Mihaylo	8,557,507	1,350,713	9,908,220	67.5%
Todd Goergen	355,000	105,000	460,000	3.4%
Jeffrey Bash	135,000	65,000	200,000	1.5%
David Williams	10,000	105,000	115,000	*
Anil Puri	3,501	125,000	128,501	1.0%
Doug Gaylor	-	387,686	387,686	2.8%
Jeffrey Korn	26,500	275,832	302,332	2.2%
Ron Vincent	-	231,052	231,052	1.7%
All current directors and executive officers as a group (8 persons)	9,087,508	2,645,283	11,732,791	73.5%

*	Less than one percent.

(1)	Reflects warrants or options that will be exercisable or vested, as the case may be, as of May 20, 2016, or within 60 days thereafter.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based upon 13,320,246 shares of common stock outstanding on May 20, 2016.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following May 20, 2016 are deemed outstanding.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based on a review of reports and representations submitted to us, all reports regarding beneficial ownership of our securities required to be filed under Section 16(a) for the year ended December 31, 2015 were timely filed.

_____________

PROPOSAL II
CHANGE STATE OF INCORPORATION
 _____________

On May 11, 2016, the board of directors of the Company unanimously adopted, declared advisable and submitted for shareholder approval a change in our state of incorporation from   Delaware to Nevada by means of a merger of the Company with and into a wholly-owned Nevada subsidiary (the “Reincorporation”).  The Company has formed a corporation under the Nevada corporate code (“Crexendo Nevada”).  Subject to the approval of our shareholders and certain other conditions, the Company will merge with and into Crexendo Nevada, and each outstanding share of common stock of the Company will be converted into the right to receive one (1) share of common stock of Crexendo Nevada. The name of the Company after the Reincorporation will remain Crexendo, Inc. For purposes of the discussion below, the Company as it currently exists as a corporation organized under the laws of the State of Delaware is sometimes referred to as (“Crexendo Delaware”).

The primary reason for the change of our jurisdiction of incorporation is the cost associated with being incorporated in the State of Delaware. The Company currently spends approximately $45,000.00 annually in expenses to the State of Delaware. The expected costs in the State of Nevada should be less than $5,000.00.

The primary benefit of Delaware incorporation is that the State is recognized for adopting comprehensive, modern and flexible corporate laws that are periodically revised to respond to the changing legal and business needs of corporations. Consequently, the Delaware judiciary has become particularly familiar with corporate law matters, and a substantial body of court decisions has developed construing Delaware law. Delaware corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions.

The board of directors believes that the changing the State of incorporation is in the best interests of the Company and will help maximize shareholder value. The Company has been working to reach cash flow break even and positive EBITDA. The costs savings of moving from Delaware should assist in that regard.

The Board of Directors recommends a vote “FOR” the proposal to change our state of incorporation from Delaware to Nevada identified above.

State of Incorporation Discussion and Analysis

You are urged to read this proposal carefully, including all of the related exhibits referenced below and attached to this proxy statement, before voting on the issue. The following discussion summarizes material provisions associated with the redomestication to the Nevada corporate code. This summary is subject to and qualified in its entirety by the Agreement and Plan of Merger (the “Reincorporation Agreement”) that will be entered into by Crexendo Delaware and Crexendo Nevada in substantially the form attached hereto as Appendix A, the Certificate of Incorporation of Crexendo Nevada  to be effective immediately following the Reincorporation (the “Nevada Certificate”), in substantially the form attached hereto as Appendix B, and the Bylaws of Crexendo Nevada to be effective immediately following the Reincorporation (the “Nevada Bylaws”), in substantially the form attached hereto as Appendix C. Copies of the Articles of Incorporation of Crexendo Delaware  filed in Delaware, as amended to date (the “Delaware Articles”), and the Amended and Restated Bylaws of Crexendo Delaware, as amended to date (the “Delaware  Bylaws”), have been filed on the Securities and Exchange Commission’s EDGAR databased as exhibits to the SEC Form S-1 June 1st 1999, respectively. These documents are also available for inspection at our principal executive offices. Copies will be sent to shareholders free of charge upon written request to Crexendo, Inc.

Reasons for the Reincorporation

Our board of directors and management believe that it is essential for us to become cash flow positive and experience positive EBITDA as quickly as possible. The Company has been very proactive in reducing costs and waste. Although the State of Delaware is often considered to have advantages due to its legal structure for public companies, that advantage comes with substantially higher costs. We believe that our shareholders will benefit from the cost reductions and the ability to more rapidly reach cash flow break even and positive EBITDA. The Board considered the perceived advantages of Delaware law and determined that the substantial cost saving of reincorporating in Nevada, together with the similarity in benefits between Delaware and Nevada law, provided superior benefit to the Company and its stockholders.

Significant Differences between the Corporation Laws of Nevada and Delaware.

The Reincorporation will affect the legal domicile of the Company, which will result in the Company being subject to Section 78 of the Nevada Revised Statutes, rather than Delaware General Corporation Law. Although the corporate statutes of Nevada and Delaware are similar, certain differences exist. Set forth below is a table summarizing the material differences in the rights of the shareholders of the Company before and after the Reincorporation is effective as a result of the differences between Nevada and Delaware law. This table does not address each difference between the two different sets of state laws, but focuses on those differences which the Company believes are most relevant to the existing shareholders. This chart is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to the Section 78 of the Nevada Revised Statutes and the Delaware General Corporation Law.

Provisions	Nevada	Delaware
Action by Shareholders Without a Meeting
Nevada law provides that unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Delaware law permits shareholders action by less than unanimous written consent and provides that any action that could be taken at an annual or special meeting of shareholders (including the election of directors) may be taken without a meeting, without prior notice and without vote, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Delaware law provides that, in order to be effective, all written consents must be delivered to the corporation within 60 days after the earliest dated consent delivered to the corporation, and prompt notice of the actions by written consent must be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents were signed by a sufficient number of shareholders to take the action were delivered to Company.

Special Meetings of Shareholders
Under Nevada law, a special meeting of shareholders may be called as set forth in the corporation's bylaws. A Corporation may eliminate such actions by written consent in its articles of incorporation or bylaws.

Under Delaware law, a special meeting of shareholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws.

Quorum
Nevada law provides that, unless the articles of incorporation or the bylaws provide for a greater or lesser proportion, a majority of the board of directors of the corporation then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the act of directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board of directors.

Delaware law provides that, unless the corporation’s certificate of incorporation or bylaws provide otherwise, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Unlike Nevada law, Delaware law provides that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Removal of Directors
Nevada law allows any director to be removed from office by the vote of shareholders representing not less than two-thirds of the voting power of the class or series of stock of the corporation entitled to elect such director, unless the articles of incorporation provide for cumulative voting or a larger percentage of voting stock. If a Nevada corporation's articles of incorporation provide for cumulative voting, a director may not be removed except upon the vote of shareholders owning sufficient voting power to have prevented such director's election in the first instance.
Delaware law provides that any director may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors; however, Delaware law also provides that, so long as a Delaware corporation has a classified board of directors, unless otherwise provided in the corporation’s certificate of incorporation, shareholders may effect such removal only for cause.

Authorized Number of Directors
Nevada requires a corporation to have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased.

Delaware law requires that a corporation must have a minimum of one director and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased.

Indemnification of Directors
Nevada laws require a corporation to indemnify a director, except as detailed in Section 78.751(3)(a) and requires the corporation to indemnify a director who has been successful on the merits or otherwise in defense of any civil action.

Delaware law requires a corporation to indemnify a director who was successful, on the merits or otherwise, in the defense of any claim, issue or matter, to which he or she was a party because of his or her status as a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he or she was successful.

Amendments to the Articles (Certificate) of Incorporation
Nevada law provides that the board of directors must adopt a resolution setting forth the amendment proposed and either call a special meeting of the stockholders entitled to vote on the amendment or direct that the amendment be voted on at the next annual meeting of the stockholders.  Stockholders constituting at least a majority of the voting power must vote in favor of the amendment.

Under Delaware law, shareholders are not entitled to enact an amendment to the certificate of incorporation without appropriate action taken by the board of directors.  Amendments to the certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the shareholders.

Dissenters’ (Appraisal) Rights
Under Nevada law a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Nevada law, dissenters' (or appraisal) rights are not available in a merger or share exchange if the shares held by the shareholders prior to the share exchange or merger were either listed on a national securities exchange or held by at least 2,000 shareholders of record, unless the articles of incorporation of the corporation provide for dissenters' rights or the shareholders are required to accept under the plan of merger or share exchange anything other than cash, shares of the surviving corporation, shares of a publicly traded or widely held corporation, or a combination of these.

Delaware law provides appraisal rights only in the case of certain mergers or consolidations. Thus, under Delaware law, shareholders have no appraisal rights in the event of a sale, lease or exchange of all or substantially all of a corporation’s assets. Appraisal rights in Delaware are available only to record holders. No appraisal rights exist, however, for corporations whose shares are listed on a national securities exchange or held of the record by more than 2,000 shareholders unless the articles of incorporation provides otherwise or the shareholders are to receive in the merger or consolidation anything other than (a) share of stock of the corporation surviving or resulting from such merger or consolidation, (b) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares of the corporation described in the foregoing clauses (a) and (b), or (d) any combination of clauses (a), (b), or (c).
Delaware law permits a shareholder who has received notice of appraisal rights, and who has submitted a written demand for appraisal, to file a petition with the Court of Chancery of the State of Delaware to demand a determination of the fair value of such shareholder’s shares. Such petition must be filed within 120 days after the effective date of a merger or consolidation.

Dividends
Nevada law prohibits a distribution (including dividends, purchases, redemptions or other acquisition of shares, distributions of indebtedness, or otherwise) if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) except as provided in the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Delaware law provides the same provisions with respect to declaration of dividends as Nevada law. Delaware law defines surplus as the excess of the net assets of the corporation over its capital. Unless the corporation’s board of directors determines otherwise, the capital of the corporation is equal to the aggregate par value of the issued shares of stock having par value. Therefore, Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year.

Anti-Takeover Provisions
Nevada has adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. This act related to public companies either listed on an exchange or with at least 2,000 shareholders.
Nevada law prohibits a Nevada corporation from engaging in a "combination" with an "interested stockholder" for three years following the date that such person becomes an interested shareholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation's outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.
A Nevada corporation may elect not to be governed by these provisions in its articles of incorporation.
Nevada has a control shares act.  See 78.378 et  seq. which

Delaware law prohibits a Delaware corporation that is (a) listed on a national securities exchange; (b) authorized for quotation on the NASDAQ Stock Market; or (c) held of record by more than 2,000 shareholders from engaging in any “business combination” with any “interested stockholder” for a period of three years from the date that such person became an interested stockholder. A Delaware corporation subject to the above may engage in a “business combination” with an “interested stockholder” under certain circumstances in which, prior to the person becoming an interested stockholder, the corporation’s board of directors approves the “business combination” with the interested stockholder or the transaction in which the person becomes an interested stockholder. A “business combination” is defined as, among other things, a merger or consolidation of the corporation or any subsidiary with the interested stockholder or with any other corporation if such transaction is caused by the interested stockholder and as a result of such merger or consolidation Section 203 of the DGCL is not applicable to the surviving corporation. An “interested stockholder” is defined as any person that (a) owns 15% or more of the corporation voting stock at any time within the three-year period immediately previous to the date on which it is sought to be determined whether such person is an interested stockholder.

Potential Disadvantages of Reincorporation

The board of directors has also considered the potential disadvantages of the Reincorporation. Operating as a Delaware corporation provides certain perceived benefits. For example, Delaware law is perceived to be highly developed and predictable. Delaware has adopted comprehensive and flexible corporate laws that are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. In addition, Delaware offers a system of specialized Chancery Courts to deal with corporate law questions, which have streamlined procedures and processes that help provide relatively quick decisions. These courts have developed considerable expertise in dealing with corporate issues, as well as a substantial and influential body of case law construing Delaware’s corporate law.  In addition, the Delaware Secretary of State is particularly flexible, highly experienced and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions.

Delaware law is the preferred state of incorporation for institutional investors and underwriters.  Such entities are familiar with its provisions and prefer to assist or invest in companies who corporate law provisions they understand.

Delaware has become the preferred state of incorporation for most major American corporations, and Delaware law and administrative practices have become comparatively well-known and widely understood.  Delaware case law provides a well-developed body of law defining the proper duties and decision making process expected of a board of directors in evaluating potential and proposed corporate takeover offers and business combinations. Our board of directors believes however that the substantial cost savings are more important than what may be the minor advantages of Delaware law.

Effect of the Reincorporation

The Reincorporation will be effected by the merger of Crexendo Delaware with and into Crexendo Nevada, a wholly owned subsidiary of the Company that will be incorporated for purposes of the Reincorporation. The Company as it currently exists as a Delaware corporation will cease to exist as a result of the merger, and Crexendo Nevada will be the surviving corporation and will continue to operate our business as it existed prior to the Reincorporation. The existing holders of our common stock will own all of the outstanding shares of Crexendo Nevada common stock, and no change in ownership will result from the Reincorporation. Assuming approval by our shareholders, we currently intend to cause the Reincorporation to become effective as soon as reasonably practicable following the Annual Meeting but not later than December 31, 2016 so the Company would not be required to pay fees in Delaware in 2017.

At the effective time of the Reincorporation (the "Effective Time"), we will be governed by the Nevada Articles of Incorporation, the Nevada Bylaws (“Governing Documents”) as well as the laws of the state of Nevada (which are discussed in more detail below).  There are no significant differences between the Delaware bylaws and the proposed Nevada bylaws.  Although the Nevada Articles of Incorporation contain many provisions that are similar to the provisions of the Delaware Articles, our Nevada Articles of Incorporation will exclude the Eighth, Ninth and Tenth Articles from our Delaware Articles.  The Eight and Ninth Articles relate to indemnification of Officers and Directors.  The Nevada Bylaws include indemnification rights in Article V which are also contained in the Delaware Bylaws. The Tenth Article from the Delaware Articles relates to compromise arrangements with creditors or Stockholders, that been omitted from the proposed Nevada Articles of Incorporation.  The differences between the Crexendo Delaware Certificate and the Proposed Nevada Articles under which the Company will operate are described in more detail below.  This chart is not intended as an exhaustive list of all differences, and is qualified in its entirety by the Delaware Certificate, the Delaware Bylaws and the proposed Nevada Articles of Incorporation and the proposed Nevada Bylaws.

Provisions	Nevada	Delaware
Articles/Certificate regarding election of directors	The Nevada Articles of Incorporation are silent on the manner in which director votes shall be cast.	The Delaware Certificate provides that Election of Directors need not be by written ballet
Articles/Certificate regarding Indemnification	The Nevada Articles of Incorporation include no provision regarding Indemnification.

The Delaware Certificate provides that each person who by reason of being an officer or director of the Company that is made a party to any action (either civil, criminal or administrative) shall be entitled to be indemnified by the Company and held harmless to the full extent allowed under Delaware law.

Articles/Certificate regarding right to reimbursement for Indemnification	The Nevada Articles of Incorporation include no provision regarding reimbursement for Indemnification

The Delaware Certificate provides that any covered party under the Indemnification clause shall be entitled to any expense incurred in their defense. They are deemed to be contracted rights. The Party is entitled to file an action against the Company for failure to reimburse and shall be entitled to recover costs and fees for such an action.

Articles/Certificate regarding compromise arrangement between Company and creditors or stockholders/ Shareholders	The Nevada Articles of Incorporation does not contain a provision regarding a compromise arrangement between shareholders or creditors and the Company.
The Delaware certificate provides that whenever a compromise arrangement between creditors or stockholders is proposed or an application for a receiver is made that if more than ¾ of stockholders approve the compromise or resolution that decision shall be binding on all stockholders (to the extent permitted by law).

Other than the change in the state of incorporation, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of our current employees, including management. Upon consummation of the Reincorporation, our daily business operations will continue as they are presently conducted at our principal executive offices in Tempe Arizona. The consolidated financial statements of Crexendo Nevada immediately after consummation of the Reincorporation will be the same as those of Crexendo Delaware immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the merger, the board of directors of Crexendo Nevada will consist of those persons elected to the board of directors of Crexendo Delaware and will continue to serve for the term of their respective elections to our Board, and the individuals serving as executive officers of Crexendo Delaware immediately prior to the Reincorporation will continue to serve as executive officers of Crexendo Nevada, without a change in title or responsibilities. Upon effectiveness of the Reincorporation, Crexendo Nevada will be the successor in interest to Crexendo Delaware, and the shareholders will become shareholders of Crexendo Nevada.

If the Reincorporation is approved, each outstanding share of common stock of Crexendo Delaware will automatically be converted into one share of common stock of Crexendo Nevada when the Reincorporation is affected. Certificates for shares in Crexendo Delaware will automatically represent shares in Crexendo Nevada upon completion of the merger, and shareholders will not be required to exchange stock certificates as a result of the Reincorporation. All of our employee benefit and incentive compensation plans immediately prior to the Reincorporation will be continued by Crexendo Nevada, and each outstanding option to purchase shares of Crexendo Delaware’s common stock will be converted into an option to purchase an equivalent number of shares of Crexendo Nevada’s common stock on the same terms and subject to the same conditions. The registration statements of Crexendo Delaware on file with the Securities and Exchange Commission immediately prior to the Reincorporation will be assumed by Crexendo Nevada, and the shares of Crexendo Nevada will continue to be listed on The OTCQX as “CXDO “.

Abandonment or Amendment to Reincorporation Agreement

The Reincorporation Agreement provides that our board of directors may abandon the Reincorporation at any time prior to the Effective Time if the Board determines that the Reincorporation is inadvisable for any reason. The Company is unaware of any specific material considerations that would necessitate such an action.

The boards of directors of Crexendo Nevada and Crexendo Delaware may amend the Reincorporation Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders or shareholders of either entity shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof, (b) alter or change any term of the Certificate of Incorporation of Crexendo Nevada, or (c) alter or change any of the terms and conditions of the Reincorporation Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either entity.

Capitalization of Company before and after the Reincorporation

As of May 20, 2016, we were authorized to issue up to 25 million shares of common stock and 5 million share of preferred stock, par value $0.001 per share, of which 13,320,246  common shares were issued and outstanding and no preferred shares were issued and outstanding.  An additional 6,339,047 common shares have been reserved to be issued upon exercise of outstanding options.  As of May 20, 2016, we have 4,155,024 issues and outstanding common stock options and 2,184,023 available for future issuance under equity compensation plans.  Subsequent to the reincorporation, the Company will have authorized to issue up to 25 million shares of common stock and 5 million share of preferred stock, par value $0.001 per share.  An additional 6,339,047 common shares will be reserved for existing Equity Compensation Plans.

Holders of common stock and stock options will not be required to exchange their Crexendo Delaware stock certificates or stock options, respectively, and should not destroy any stock certificate or stock option or submit any stock certificate or stock option to the Company unless they are requested to do so. Any Crexendo Delaware stock certificates submitted to the Company for transfer after the Effective Time, whether pursuant to a sale or otherwise, will be exchanged automatically for Crexendo Nevada stock certificates.

Dissenters’ or Appraisal Rights

The shareholders of the Company will not be entitled to dissenters’ rights or appraisal rights as a result of the Reincorporation.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the Reincorporation to holders of our common stock. This summary is not a comprehensive description of all of the federal tax consequences of the Reincorporation that may be relevant to holders. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

The Reincorporation provided for in the Reincorporation Agreement is intended to be a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code. Assuming the reincorporation qualifies as a tax-free reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code, and subject to the qualifications and assumptions described in this proxy statement: (a) holders of Crexendo Delaware common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (b) the aggregate tax basis of shares of Crexendo Delaware common stock immediately following consummation of the Reincorporation will be equal to the aggregate tax basis of the shares of Crexendo Delaware common stock immediately before consummation of the Reincorporation, and (c) the holding period for the shares of Crexendo Nevada common stock following the Reincorporation will include the holding period of Crexendo Delaware common stock converted therefor.

Accounting Consequences Associated with the Reincorporation

We expect that the Reincorporation will have no effect on the Company from an accounting perspective because there is no change in the entity as a result of the Reincorporation. As such, the historical financial statements of the Company, which have previously been reported to the SEC on our periodic reports, as of and for all periods through the date of this proxy statement, will remain the financial statements of Crexendo Nevada following the Reincorporation.

_________________

PROPOSAL III
ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS
________________

Shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2015 executive compensation programs and policies and the compensation paid to the named executive officers.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of our compensation program, including our executive compensation program, is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders, and is consistent with our commitment to high standards of corporate governance.

If a quorum is present, approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote on the proposal. Abstentions will have the effect of a vote “against” the proposal and broker non-votes will have no effect on the outcome of the vote.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors; it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The vote on this proposal is provided as required pursuant to section 14A of the Securities Exchange Act, as amended. The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.

Shareholders are being asked to vote on the following resolution:

RESOLVED: that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section of this Proxy Statement, compensation tables and the accompanying narrative, is hereby approved.

The Board recommends a vote “FOR” the executive compensation of our named executive officers as disclosed in this proxy statement.

EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of each of our executive officers as of May 20, 2016 are set forth below:

Name	Age	Position
Steven G. Mihaylo	72	Chief Executive Officer and Chairman of the Board
Jeff Korn	58	Chief Administrative Officer
Doug Gaylor	50	Chief Operating Officer and President
Ron Vincent	40	Chief Financial Officer

Steven G. Mihaylo – Biographical information for Mr. Mihaylo is set forth above under “Directors Standing for Election”

Jeffrey G. Korn – Mr. Korn has served as our Chief Legal Officer since February 2009.  From 2002 until his appointment as Chief Legal Officer, Mr. Korn served as our General Counsel.  Prior to joining the company, Mr. Korn had a private consulting practice from 2001 until 2002 and before that, he served as General Counsel of ProsoftTraining, an internet training education and certification company which was previously listed on NASDAQ, from 1999 until 2001.  From 1983 until 1999, Mr. Korn was a partner in a Jacksonville, Florida, law firm, specializing in corporate matters and litigation. Mr. Korn has been an advisor to private venture firms, as well as a lecturer and a college instructor. Mr. Korn currently serves on several private, not-for-profit, charitable and educational boards.  Mr. Korn has a Bachelor degree from the State University of New York at New Paltz and a juris doctorate degree from Stetson University College.

Doug Gaylor – Mr. Gaylor has served as our President and Chief Operating Officer (COO) since May 2012.  From 2009 until his appointment as President and Chief Operating Officer (COO), Mr. Gaylor served as our VP of sales. Prior to joining the Company, Mr. Gaylor held positions of increasing responsibility, culminating with the position of Sr. Vice President at Inter-Tel/Mitel, where he was originally hired in 1987. Mr. Gaylor was responsible for overseeing the sales efforts in the Western United States where he was ultimately responsible for the activities of approximately 200 representatives. Under his leadership, yearly sales for his region reached over $175,000,000 annually. Mr. Gaylor holds a Bachelor degree in Communications from the University of Houston.

Ron Vincent – Mr. Vincent has served as our Chief Financial Officer since May 2012 after joining the Company in April 2012 as Vice President of Finance.  Prior to joining the Company, Mr. Vincent was an audit senior manager for Ernst & Young, LLP in Phoenix since 2005.  Mr. Vincent managed client relationships for clients of all sizes; his experience included auditing cloud telecommunication companies, content delivery network providers, internet marketing service providers, manufacturing and healthcare networks.  Prior to his employment with Ernst & Young, Mr. Vincent was an audit with Mukai, Greenlee & Company and John C. Todd II, P.C. for a total of 13 years of experience as an auditor.  Mr. Vincent is a licensed Certified Public Accountant in the state of Arizona.  Mr. Vincent holds a Bachelor degree in accounting and finance from Indiana University Bloomington and an MBA from the University of Phoenix.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The overall objective of our executive compensation program is to help create long-term value for our shareholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our shareholders.  Accordingly, our executive compensation program incorporates the following principles:

•	We believe that retaining experienced, competent, goal-oriented executives and minimizing executive turnover is in our shareholders’ best interests;
•	We believe that a portion of our executives’ compensation should be tied to measures of performance of our business as a whole and that such measures of performance should be non-discretionary;
•
We believe that a portion of our executives’ compensation should be tied to measures of performance within each executive’s specific job responsibilities and that those measures should be as non-discretionary as possible;

•	We believe that the interests of our executives should be linked with those of our shareholders through the risks and rewards of owning our common stock;
•	We believe that a meaningful portion of each executive’s long-term incentives, and merit increases will vary based upon individual performance;
•
We believe that each executive’s performance against corporate and individual objectives for the previous year should be periodically reviewed, and that the difficulty of achieving desired results in any particular year must be considered; and

•
We believe that we should consider the ability of each executive to support our long-term performance goals; as well as each executive’s ability to fulfill his or her management responsibilities and his or her ability to work with and contribute to our executive management team.

Executive Compensation Procedures

In conjunction with our efforts to achieve the executive compensation objectives and implement the underlying compensation principles described above, we follow the procedures described below:

Role of the Compensation Committee

The Compensation Committee periodically requests and receives survey data from our human resource department on the compensation levels and practices of companies that need executive officers with skills and experience similar to what we require, companies that are in the same or similar industries as us, and companies with market capitalizations and revenues similar to us.  The Compensation Committee uses this broad based survey information as a check on whether our compensation packages are consistent with current industry practices and are at a level that will enable us to attract and retain capable executive officers.  We did not retain the services of a compensation consulting firm in 2015 or 2014.

With respect to executives other than the Chief Executive Officer, the Compensation Committee seeks and receives recommendations from the Chief Executive Officer with respect to performance and appropriate levels of compensation.  The Committee does not request or accept recommendations from the Chief Executive Officer concerning his own compensation.

The Compensation Committee’s conclusions and recommendations on the compensation packages for our executive officers are based on the total mix of information from the sources described above, as well as the Committee Members’ general knowledge of executive compensation practices and their personal evaluations of the likely effects of compensation levels and structure on the attainment of our business and financial objectives.

Each year, our senior management prepares a business plan and establishes goals for our company. The Compensation Committee reviews, modifies (if necessary), occasionally sets, and ultimately approves these goals, which are then incorporated into the company’s business plan.  Periodically throughout the year, the Compensation Committee compares Company goals against actual circumstances and accomplishments. The Compensation Committee may revise the Company’s goals and business plan if they determine that circumstances warrant.

The Compensation Committee relies on its judgment in making compensation recommendations and decisions after reviewing our company’s overall performance and evaluating each executive’s performance against established goals, leadership ability, responsibilities within the company, and current compensation arrangements. The compensation program for NEOs and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee consisting of one or more members of the committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (a) “Non-Employee Directors” for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Elements of our Compensation Programs: What our Compensation Programs are Designed to Award and Why We Choose Each Element

Elements of Compensation.   We implement the executive compensation objectives and principles described above through the use of the following elements of compensation, each of which is described in greater detail below:

•	Base Salary

•	Stock Option Awards

•	Retirement Benefits

•	Other Personal Benefits

The Compensation Committee evaluates overall compensation levels for each NEO in relation to other executives within our company and in relation to the NEO’s prior year compensation.  The Compensation Committee also considers competing offers made to NEOs, if any.  The Compensation Committee considers each element of compensation collectively with the other elements when establishing the various forms and levels of compensation for each NEO.  The Compensation Committee approves compensation programs which it believes are competitive with our peers, such that the combination of base pay and performance-based bonuses results in an aggregate rate of cash salary, bonus compensation, equity awards and other benefits for our NEOs within competitive market standards.

In determining long-term equity awards to executives, the Compensation Committee considers total equity awards available under the Plan, the number of equity awards to be granted to each executive in relation to other executives, the overall compensation objective for each executive, and the number and type of awards to executives in prior years.

           Base Pay.  Base salaries of the NEOs are set at levels that the Compensation Committee believes are generally competitive with our market peers so as to attract, reward, and retain executive talent. The Compensation Committee may opt to pay higher or lower amounts depending on individual circumstances. The Compensation Committee sets the base pay of the Chief Executive Officer and the other NEOs after reviewing recommendations from our Chief Executive Officer.  Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility, and other factors.  The table below summarizes base pay for our NEOs as of December 31, 2015 and 2014:

Name	Base Pay	Position
Steven G. Mihaylo	$-	Chief Executive Officer and Chairman of the Board
Doug Gaylor	$200,000	Chief Operating Officer and President
Satish Bhagavatula	$180,000	Chief Technology Officer
Jeff Korn	$150,000	Chief Legal Officer
Ron Vincent	$150,000	Chief Financial Officer

Stock Option Awards.   The Compensation Committee grants discretionary, long-term equity awards to our NEOs under the Plan. These awards have historically been in the form of stock options. The Compensation Committee believes that stock option awards align the interests of NEOs with the interests of our shareholders and will incentivize the NEOs to provide stockholder value.  The Compensation Committee believes that such grants provide long-term performance-based compensation, help retain executives through the vesting periods, and serve to align management and stockholder interests. In making awards under the Plan, the Compensation Committee considers grant size. Options vest only to the extent that the NEO remains a company employee through the applicable vesting dates, typically monthly over three - four years. We believe the three - four year vesting schedule assists in retaining executives and encourages the NEOs to focus on long-term performance.

We have granted stock options to our NEOs with an exercise price equal to the closing price per share on the date of the grant. We do not grant options with an exercise price below 100% of the trading price of the underlying shares of our common stock on the date of grant.  Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the NEO’s employment continues with us until the vesting date.

In granting stock options to the NEOs, we also consider the impact of the grant on our financial performance, as determined in accordance with accounting guidance. For share-based equity awards, we record expense in accordance with accounting guidance. The amount of expense we record pursuant to accounting guidance may vary from the corresponding compensation value we use in determining the amount of the awards.

Retirement and Other Personal Benefits.   All of our NEOs receive similar retirement and other personal benefits.  We sponsor the Crexendo, Inc. Retirement Savings Plan (the “401(k) Plan”) for eligible employees.  Our NEOs participate in the 401(k) Plan. The 401(k) Plan is a broad-based, tax-qualified retirement plan under which eligible employees, including the NEOs, may make annual pre-tax salary reduction contributions, subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”).  We make matching contributions under the 401(k) Plan on behalf of eligible participants, including the NEOs, at the rate of 100% of the first one percent and 50% of each additional percentage of each participating NEO’s salary up to a six percent deferral, with a two-year vesting schedule for the matched portion. Matching contributions are not subject to non-discrimination requirements imposed by the Code. The 401(k) Plan is intended to help us attract and retain qualified executives through the offering of competitive employee benefits. We do not maintain any other pension or retirement plans for the NEOs.

We provide other traditional benefits and limited perquisites to our NEOs in order to achieve a competitive pay package as detailed in the Summary Compensation Table.  The Compensation Committee believes that these benefits, which are detailed in the Summary Compensation Table under the heading “All Other Compensation”, are reasonable, competitive, appropriate, and consistent with our overall executive compensation program. Other than our company’s contributions to the 401(k) Plan, these benefits consist principally of employer-paid premiums on health insurance, personal automobile reimbursements, and mobile phone communications charges.

Compensation of Steven G. Mihaylo, Chief Executive Officer.  Mr. Mihaylo is primarily responsible for investor relations activities and the general management of our NEOs.  Mr. Mihaylo receives a small base salary to cover personal insurance premiums.  Mr. Mihaylo does not participate in any non-equity incentive plans, but is eligible to receive stock option awards or other equity compensation.  The Compensation Committee believes Mr. Mihaylo’s interests are directly aligned with the interests of our shareholders because of Mr. Mihaylo’s significant equity holdings in our company and his eligibility to participate in stock option awards or other equity compensation.

Compensation of Ronald Vincent, Chief Financial Officer.  Mr. Vincent has general responsibility for our accounting, finance, and human resource functions.  Mr. Vincent receives a base salary similar to the other NEOs.  Mr. Vincent also receives retirement and other personal benefits similar to the other NEOs.  Mr. Vincent receives stock options or other equity compensation similar to Messrs. Gaylor and Korn.

Compensation of Doug Gaylor, President and Chief Operating Officer.  Mr. Gaylor has general responsibility for our operations.  Mr. Gaylor receives a base salary similar to the other NEOs.  Mr. Gaylor also receives retirement and other personal benefits similar to the other NEOs.  Mr. Gaylor receives stock options or other equity compensation similar to Messrs. Korn and Vincent.

Compensation of Jeffrey G. Korn, Chief Legal Officer.  Mr. Korn has general responsibility for our regulatory and legal compliance.  Mr. Korn receives a base salary similar to the other NEOs.  Mr. Korn also receives retirement and other personal benefits similar to the other NEOs.  Mr. Korn receives stock options or other equity compensation similar to Messrs. Gaylor and Vincent.

Deductibility of Executive Compensation.   Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to its chief executive officer during a tax year or to any of its three other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the shareholders).

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for our executive officers.  We do not have a stockholder approved non-equity incentive compensation plan.  As a result, all bonus amounts paid to the NEOs do not constitute qualified performance-based compensation for purposes of Code Section 162(m).  For the years ended December 31, 2015 and 2014, the compensation paid to the NEOs did not exceed the limitations imposed by Code Section 162(m).

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs for the year ended December 31, 2015 (marked as “2015” in the year column), and for the year ended December 31, 2014 (marked as “2014” in the year column).

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan	All Other Compensation	Total Compensation
Steven Mihaylo	2015	$3,542	$-	$326,904	$-	$-	$330,446
Chief Executive Officer	2014	$-	$-	$504,700	$-	$-	$504,700

Ronald Vincent (2)	2015	$155,769	$-	$117,558	$-	$13,191	$286,518
Chief Financial Officer	2014	$150,000	$-	$35,563	$-	$12,702	$198,265

Doug Gaylor (2)	2015	$207,692	$-	$145,058	$-	$15,014	$367,764
Chief Operating Officer & President	2014	$200,000	$-	$56,900	$-	$14,052	$270,952

Satish Bhagavatula (3)	2015	$186,923	$-	$62,558	$-	$16,236	$265,717
Former Chief Technology Officer	2014	$180,000	$-	$44,809	$-	$15,708	$240,517

David Krietzberg	2015	$-	$-	$-	$-	$-	$-
Former Chief Administrative Officer	2014	$8,077	$-	$-	$-	$615	$8,692

Jeffrey Korn (2)	2015	$155,769	$-	$117,558	$-	$12,132	$285,459
Chief Legal Officer	2014	$150,000	$-	$35,563	$-	$11,644	$197,207

(1)
The amounts shown in the “Stock Awards” and “Option Awards” column represent the aggregate grant date fair value of the options and restricted stock units granted to the NEOs, computed in accordance with accounting guidance.  Estimates of forfeitures related to service-based vesting conditions have been disregarded.  The assumptions used in the calculation of these amounts are included in notes to our consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2016.

(2)
All other compensation for Messrs. Vincent, Gaylor, and Korn consists primarily of matching contributions to the 401(k) Plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

(3)
All other compensation for Messrs. Bhagavatula and Krietzberg consists primarily of matching contributions to the 401(k) Plan, matching contributions to the HSA account, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

Outstanding Equity Awards as of December 31, 2015

The table below provides information on the holdings of stock options by the NEOs as of December 31, 2015.

		Option Awards				Stock Awards

Name	Number of Securities of Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Unites or Other Rights That Have Not Vested ($)
Steven Mihaylo	100,000	-		$7.69	9/8/2019
	70,322	-		$3.30	7/16/2020
	170,000	-		$5.90	5/17/2021
	179,148	12,530	(1)	$4.08	3/1/2022
	189,032	85,968	(2)	$2.45	3/18/2023
	81,438	58,562	(5)	$3.19	3/4/2021
	59,999	75,001	(6)	$1.85	1/5/2022
	250,000	-		$1.20	12/30/2020
	150,000	-		$1.11	12/31/2022

Ronald Vincent	22,392	-		$3.55	5/15/2022
	34,369	15,631	(2)	$2.45	3/18/2023
	14,542	10,458	(5)	$3.19	3/4/2021
	33,333	41,667	(6)	$1.85	1/5/2022
	100,000	-		$1.11	12/31/2022

Doug Gaylor	10,000	-		$7.12	10/26/2019
	10,000	-		$3.30	7/16/2020
	25,000	-		$5.90	5/17/2021
	23,433	1,567	(1)	$4.08	3/1/2022
	44,784	5,216	(3)	$3.55	5/15/2022
	34,369	15,631	(2)	$2.45	3/18/2023
	23,268	16,732	(5)	$3.19	3/4/2021
	33,333	41,667	(6)	$1.85	1/5/2022
	150,000	-		$1.11	12/31/2022

Satish Bhagavatula	5,000	-		$3.30	7/16/2020
	5,000	-		$5.90	5/17/2021
	14,060	940	(1)	$4.08	3/1/2022
	22,392	2,608	(3)	$3.55	5/15/2022
	18,747	6,253	(4)	$2.45	12/11/2022
	34,369	15,361	(2)	$2.45	3/18/2023
	18,323	13,177	(5)	$3.19	3/4/2021
	6,668	41,667	(6)	$1.85	1/5/2022

Jeffrey Korn	20,000	-		$3.49	2/10/2019
	25,000	-		$3.30	7/16/2020
	25,000	-		$5.90	5/17/2021
	18,747	1,253	(1)	$4.08	3/1/2022
	17,184	7,816	(2)	$2.45	3/18/2023
	14,542	10,458	(5)	$3.19	3/4/2021
	33,333	41,667	(6)	$1.85	1/5/2022
	100,000	-		$1.11	12/31/2022

(1)	Remaining unexercisable options vest ratably on a monthly basis through March 1, 2016.
(2)	Remaining unexercisable options vest ratably on a monthly basis through March 18, 2017.
(3)	Remaining unexercisable options vest ratably on a monthly basis through May 15, 2016.
(4)	Remaining unexercisable options vest ratably on a monthly basis through December 11, 2016.
(5)	Remaining unexercisable options vest ratably on a monthly basis through March 4, 2017.
(6)	Remaining unexercisable options vest ratably on a monthly basis through January 5, 2018.

Option Exercises and Stock Vested

The following table presents information about the exercise of Stock Options by NEOs during the years ended December 31, 2015 and 2014.

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on exercise (#)	Value realized on exercise ($)
Robert Kamm	10,000	$11,905	-	-
David Krietzberg	520	$338	-	-
Satish Bhagavatula	26,665	$8,540	-	-

Equity Compensation Plan Information

The following table presents information about our common stock that was issuable upon the exercise of options, warrants and rights under existing equity compensation plans as of December 31, 2015.

Plan Category	Number of Securities To Be Issued Upon Exercise Of Outstanding Options	Weighted-average Exercise Price Of Outstanding Options	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)
	(a)	(b)	(C)
Equity Compensation Plans Approved By Securities Holders	4,380,698	$2.56	1,958,349	(1)
Equity Compensation Plans Not Approved By Securities Holders	-	-	-
Total	4,380,698	$2.56	1,958,349

(1)
During the period of January 1, 2016 through May 20, 2016, 111,850 stock options were forfeited by employees, 159,824 stock options expired, no stock options were exercised, and 46,000 stock options were granted to employees.  Consequently, as of May 20, 2016, we had 2,184,023 shares of our common stock available for issuance under the Plans.

Potential Payments upon Termination or Change-in-Control

Acceleration of Vesting of Options and Other Stock Awards upon Change in Control.   All outstanding stock options awarded to the NEOs become fully vested upon a “change in control,” without regard to whether the NEO terminates employment in connection with or following the change in control.

If a change in control results in acceleration of vesting of an NEO’s otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds 2.99 times the NEO’s average W-2 compensation from employment with the company for the five taxable years preceding the year of the change in control (the “Base Period Amount”), the acceleration would result in an excess parachute payment under Code Section 280G equal to the value of such acceleration which is in excess of the NEO’s average W-2 compensation from employment with the company for the five taxable years preceding the year of the change in control.  An NEO would be subject to a 20% excise tax under Code Section 4999 on any such excess parachute payment and we would be unable to deduct the excess parachute payment.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee Charter adopted by our Board on March 23, 2004 and amended and restated on August 9, 2006, the Audit Committee is responsible for reviewing and discussing our audited financial statements with management, discussing information with our independent registered public accounting firm relating to such firm’s judgments about the quality of our accounting policies and practices, recommending to our Board that the audited financials be included in our Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of such firm’s services and activities.  Currently the Audit Committee is comprised of Goergen, Kamm and Williams.  Our Board has determined that each of these persons is independent.  The Audit Committee Charter is in compliance with all regulatory requirements, and is published on our website.

Our management has the primary responsibility for our financial statements as well as our financial reporting process, policies and internal controls.  Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the fair presentation of such financial statements in accordance with U.S. generally accepted accounting principles.   Our Audit Committee is responsible for, among other things, reviewing the results of the audit engagement with our independent registered public accounting firm; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of our independent registered public accounting firm; reviewing the fees of such firm; and recommending the engagement of our independent registered public accounting firm to the full Board.

In this context, the Audit Committee reviewed and discussed our audited financial statements as of and for the years ended December 31, 2015 and 2014 with management and our independent registered public accounting firm.  The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.  In addition, the Audit Committee received written confirmation, in accordance with standards of the Public Company Accounting Oversight Board, and discussed with our independent registered public accounting firm their independence from our company.  The Audit Committee has also considered whether such firm’s provision of non-audit services to us is compatible with maintaining such firm’s independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession.  In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by our management of and by our independent registered public accounting firm.  As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, policies and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm meets the standards for auditor independence.

Based on the review and discussions above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Members of the Audit Committee

David Williams, Chairman
Todd Goergen
Anil Puri

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report on Form 10-K for the year ended December 31, 2015 is enclosed herewith.  Additional copies of such report are available, without charge, upon request. For additional copies please write to 1615 South 52nd Street, Tempe, AZ, 85281, Attn: Investor Relations, telephone: (602) 714-8500.

Additional Materials

A copy of this proxy statement has been filed with the SEC.  You may read and copy this proxy statement at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this proxy statement by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including the company, that file electronically with the SEC. The address of the SEC’s Internet website is www.sec.gov.

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of our common stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2015 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2015 annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of this proxy statement and annual report, now or in the future, should submit this request by writing to Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281, Attn: Investor Relations.  Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2015 annual report may be viewed online at www.crexendo.com under the Investors tab, SEC Filings. If you are a stockholder of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Stockholder Proposals for Action at Our Next Annual Meeting

Any stockholder who wishes to present any proposal for stockholder action at the 2019 annual meeting of shareholders must send the proposal to our Secretary.  The proposal must be received by our Secretary, at our offices, no later than January 21, 2019 in order to be included in our proxy statement.  Such proposals should be addressed to the Corporate Secretary, Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281.  If a stockholder proposal is introduced at the 2015 annual meeting of shareholders without any discussion of the proposal in our proxy statement, and the stockholder does not notify us on or before 45 days before the date the proxy is mailed or sent, as required by SEC Rule 14a-4(c)(1), of the intent to raise such proposal at the annual meeting of shareholders, then proxies received by us for that annual meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal.  Notice of such proposal is to be sent to the above address.

Other Matters

As of the date of this statement, our Board does not intend to present and has not been informed that any other person intends to present a matter for action at the meeting other than as set forth herein and in the Notice of Meeting.  If any other matter properly comes before the meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment.

* * *

By Order of the Directors /s/ Jeffrey G. Korn Jeffrey G. Korn, Secretary Dated: May 31 , 2016

Appendix - A

AGREEMENT AND PLAN OF MERGER OF
CREXENDO, INC., A NEVADA CORPORATION,
AND
CREXENDO, INC., A DELAWARE CORPORATION

This AGREEMENT AND PLAN OF MERGER, dated as of __________________, 2016 (this Agreement”), is between Crexendo, Inc., a Delaware corporation (“Crexendo Delaware”), and Crexendo, Inc., a Nevada corporation and wholly owned subsidiary of Crexendo Delaware (“Crexendo Delaware”). Crexendo Delaware and Crexendo Nevada are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

WHEREAS, Crexendo Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has a total authorized capital stock of 30,000,00shares, of which 25,000,000 are designated as Common Stock, par value $0.0001 per share (the “Crexendo Nevada Common Stock”).  Crexendo Nevada, and 5,000,000 are designated as preferred stock, pare value $0.001 per share (the “Crexendo Nevada Preferred Stock)” As of the date of this Agreement, and before giving effect to the transactions contemplated hereby, 13,320,246 shares of Crexendo Nevada Common Stock are issued and outstanding, all of which are held by Crexendo Delaware, and no shares of Crexendo Nevada Preferred Stock are issued and outstanding;

WHEREAS, Crexendo Delaware is a corporation duly organized and existing under the laws of the State of Delaware  and has a total authorized capital stock of 30,000,000 shares, of which 25,000,000are designated as Common Stock, par value $0.0001 per share (the “Crexendo Nevada Common Stock”), and 5,000,000are designated as Preferred Stock, par value $0.0001 per share (the “Crexendo Delaware  Preferred Stock”), and, as of the date of this Agreement, and before giving effect to the transactions contemplated hereby, 13,320,246shares of Crexendo  Delaware  Common Stock are issued and outstanding, and no shares of Crexendo Delaware Preferred Stock are issued and outstanding;

WHEREAS, the Board of Directors of Crexendo Delaware has determined that, for the purpose of effecting the reincorporation of Crexendo Delaware in the State of Nevada under the Nevada Revised Statutes, it is advisable and in the best interests of Crexendo Delaware and its shareholders that Crexendo Delaware merge with and into Crexendo Nevada upon the terms and conditions herein provided; and

WHEREAS, the respective Boards of Directors of the Constituent Corporations, the shareholders of Crexendo Delaware and the stockholder of Crexendo Nevada have approved this Agreement and have directed that this Merger Agreement be executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Crexendo Nevada and Crexendo Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

 I. MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Nevada Revised Statutes and Delaware General Corporation Law, at the Effective Time (as hereinafter defined), Crexendo Delaware shall be merged with and into Crexendo Nevada (the “Merger”), the separate existence of Crexendo Delaware shall cease and Crexendo Nevada shall survive the Merger and shall continue to be governed by the laws of the State of Nevada. Crexendo Nevada shall be, and is herein sometimes referred to as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be “Crexendo, Inc.,” a Nevada corporation.

1.2 Filing and Effectiveness. The Merger shall become effective on the date and at the time of filing a Certificate of Merger conforming with the terms of this Agreement with the Secretary of State of the State of Delaware and Articles of Merger conforming with the terms of this Agreement with the Secretary of State of the State of Nevada, whichever occurs later (the “Effective Time”), all after satisfaction of the requirements of the applicable laws of such states.

1.3 Effect of the Merger. Upon the Effective Time, the separate existence of Crexendo Delaware shall cease, and Crexendo Nevada, as the Surviving Corporation, shall: (i) continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date, (ii) be subject to all actions previously taken by its and Crexendo Delaware’s Boards of Directors, (iii) succeed, without other transfer, to all of the assets, rights, powers and property of Crexendo Delaware in the manner as more fully proscribed by applicable law, (iv) continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date, and (v) succeed, without other transfer, to all of the debts, liabilities and obligations of Crexendo Delaware in the same manner as if Crexendo Nevada had itself incurred them, all as more fully provided under the applicable provisions of the laws of Delaware and Nevada.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Certificate of Incorporation of Crexendo Nevada as in effect immediately prior to the Effective Time shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of Crexendo Nevada as in effect immediately prior to the Effective Time shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of Crexendo Delaware immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

3.1 Crexendo Delaware Common Stock. Upon the Effective Time, each share of Crexendo Delaware Common Stock issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Crexendo Nevada Common Stock.

3.2 Crexendo Nevada Common Stock. Upon the Effective Time, each share of Crexendo Nevada Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Crexendo Nevada, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3.3 Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate representing shares of Crexendo Delaware Common Stock may, at such shareholder’s option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates shares of Crexendo Nevada Common Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes, from and after the Effective Date, to represent the number of shares of Crexendo Nevada Common Stock into which such shares of Crexendo Nevada Common Stock were converted in the Merger.
The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Crexendo Nevada Common Stock represented by such outstanding certificate as provided above.

Each certificate representing Crexendo Nevada Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Crexendo Delaware so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

3.4 Crexendo Nevada Equity Incentive Plans.
(a) Upon the Effective Date, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by Crexendo Delaware (collectively, the “Plans”). Each outstanding and unexercised option, warrant or right to purchase or receive, or security convertible into, Crexendo Delaware Common Stock shall become an option, warrant or right to purchase or receive, or security convertible into, Crexendo Nevada Common Stock on the basis of one (1) share of Crexendo Nevada Common Stock for each share of Crexendo Delaware Common Stock issuable pursuant to any such option, warrant or right to purchase or receive, or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such option, warrant or right to purchase or receive, or security convertible into, Crexendo Delaware Common Stock at the Effective Date. No other changes in the terms and conditions of such options will occur.
(b) A number of shares of Crexendo Nevada Common Stock shall be reserved for issuance under the Plans equal to the number of shares of Crexendo Delaware Common Stock so reserved immediately prior to the Effective Date.

IV. CONDITIONS

4.1 Conditions to Crexendo Delaware’s Obligations. The obligations of Crexendo Delaware under this Merger Agreement shall be conditioned upon the occurrence of the following events:
(a) The principal terms of this Merger Agreement shall have been duly approved by the shareholders of Crexendo Delaware;
(b) Any consents, approvals or authorizations that Crexendo Delaware deems necessary or appropriate to be obtained in connection with the consummation of the Merger shall have been obtained, including, but not limited to, approvals with respect to federal and state securities laws; and
(c) The Crexendo Nevada Common Stock to be issued and reserved for issuance in connection with the Merger shall have been approved for listing by the OTCQX Stock Exchange.

V. GENERAL

5.1 Covenants of Crexendo Nevada. Crexendo covenants and agrees that it will:

(a) Qualify to do business as a foreign corporation in the State of Delaware and in connection therewith irrevocably appoint an agent for service of process to the extent required by Delaware Law; and
(b) Take such other actions as may be required by the law of the State of Delaware.

5.2 Further Assurances. From time to time, as and when required by Crexendo Nevada or by its successors or assigns, there shall be executed and delivered on behalf of Crexendo Nevada such deeds and other instruments, and there shall be taken or caused to be taken by Crexendo Nevada and Crexendo Delaware such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Crexendo Nevada the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Crexendo Delaware and otherwise to carry out the purposes of this Agreement, and the officers and directors of Crexendo Nevada are fully authorized in the name and on behalf of Crexendo Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Crexendo Delaware or of Crexendo Nevada, or of both, notwithstanding the approval of this Agreement by the shareholders of Crexendo Delaware.

5.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders or shareholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.
5.5 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Nevada and, so far as applicable, the merger provisions of the Delaware Statutes.
5.6 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Crexendo, Inc., a Nevada corporation, and Crexendo, Inc., a Delaware corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

Crexendo, Inc.,
a Delaware corporation

By:   _____________________________________________
Name:   Steven G. Mihaylo
Title:   Chief Executive Officer

Crexendo, Inc.,
A Nevada, corporation

By:   __________________________________________________
Name:   Steven G. Mihaylo
Title:   Chief Executive Officer

Appendix - B

*040105*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** Crexendo., Inc

**2. Registered Agent for Service of Process:** (check only one box)

☐ Commercial Registered Agent: ______ Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

*Number of shares with par value:* ______ *Par value per share:* $ ______ *Number of shares without par value:* ______

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

| | Name | Street Address | City | State | Zip Code |
|---|---|---|---|---|---|
| 1) | Steven G. Mihaylo | 1615 S. 52nd Street | Tempe | AZ | 85281 |
| 2) | Todd Goergen | 1615 S. 52nd Street | Tempe | AZ | 85281 |

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

*The purpose of the corporation shall be:*

**6. Benefit Corporation:** (see instructions) ☐ Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name ______ **X** ______ **Incorporator Signature**

Address | City | State | Zip Code

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

**X** ______
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** | Date

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

Appendix – C

BY-LAWS OF CREXENDO, INC.

ARTICLE I
OFFICES

Section 1.01 Offices. The address of the registered office of Crexendo, Inc.  (hereinafter called the "Corporation") in the State of Nevada shall be at 1615 S. 52nd Street. The Corporation may have other offices, both within and without the State of Nevada, as the board of directors of the Corporation (the "Board of Directors") from time to time shall determine or the business of the Corporation may require.

Section 1.02 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
MEETINGS OF THE SHAREHOLDERS

Section 2.01 Place of Meetings. All meetings of the shareholders shall be held at such place, if any, either within or without the State of Nevada, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02 Annual Meeting. A meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03 Special Meetings. Special meetings of shareholders for any purpose or purposes shall be called pursuant to a resolution approved by the Chairman of the Board of Directors, the Chief Executive Officer , affirmative vote of the  Board of Directors, or upon a written   request of any stockholder of shareholders holding in the aggregate one- tenth of the voting power of all shareholders delivered in person or sent by registered mail to the Chairman of the Board, the Chief Operation Officer, the Chief Financial Officer or Chief Legal Officer and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting. Such meeting must be called within sixty (60) days of the verified request.

Section 2.04 Adjournments. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of shareholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to shareholders shall be in writing and delivered personally or mailed to the shareholders at their address appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to shareholders, notice of meetings may be given to shareholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06 List of Shareholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the shareholders entitled to vote at any meeting of shareholders (provided, however, if the record date for determining the shareholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the shareholders entitled to vote as of the tenth day before the meeting date),  showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the shareholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger and the list of shareholders or to vote in person or by proxy at any meeting of shareholders.

Section 2.07 Quorum. Unless otherwise required by law, the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") or these by-laws, at each meeting of the shareholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Conduct of Meetings. The Board of Directors subject to Nevada law may adopt by resolution such rules and regulations for the conduct of the meeting of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chief Executive Officer, or in his or her absence or inability to act, an alternate Corporate Officer, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09 Voting; Proxies. Unless otherwise required by law or the Certificate of Incorporation the election of directors shall be by decided by a plurality of the votes cast at a meeting of the shareholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these by-laws, any matter, other than the election of directors, brought before any meeting of shareholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.  Voting at meetings of shareholders need not be by written ballot.

Section 2.10 Inspectors at Meetings of Shareholders. The Board of Directors, in advance of any meeting of shareholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Nevada upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.11 Written Consent of Shareholders Without a Meeting. Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those shareholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.12 Fixing the Record Date.

(a)           In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of shareholders entitled to vote therewith at the adjourned meeting.

(b)           In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)           In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these by-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Number; Term of Office. The Board of Directors shall consist of one or more members. Each director shall hold office until a successor is duly elected and qualified or until the director's earlier death, resignation, disqualification or removal.

Section 3.03 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, maybe filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director's death, resignation or removal.

Section 3.04 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 3.05 Fees and Expenses. Directors shall receive such fees and expenses as the Board of Directors shall from time to time prescribe.

Section 3.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its chairman.

Section 3.07 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the chairman, a majority of the Board of Directors or other corporate officer or the on at least 24 hours' notice to each director given by one of the means specified in Section 3.11 hereof other than by mail or on at least three days' notice if given by mail. Special meetings shall be called by the chairman or appropriate Officer in like manner and on like notice on the written request of any two or more directors.

Section 3.08 Telephone Meetings. Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.09 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours' notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified herein other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.10 Notices. Subject to Section 3 hereof whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these by-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission.

Section 3.11 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation or these by-laws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.12 Organization. At each meeting of the Board of Directors, the chairman or, in his or her absence, another director selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.13 Quorum of Directors. The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.14 Action by Majority Vote. Except as otherwise expressly required by these by-laws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.15 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.16 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV
OFFICERS

Section 4.01 Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall remain until replace or resignation and shall include a president, corporate officers as determined by the Board or otherwise required by law and a secretary. The Board of Directors, in its discretion, may also elect a chairman (who must be a director), one or more vice chairmen (who must be directors) and one or more vice presidents, assistant treasurers, assistant secretaries and other officers. Any two or more offices may be held by the same person.

Section 4.02 Term. Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.03 The President. The president shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may be from time to time assigned to the president by the Board of Directors and subject to the control of the Board of Directors in each case.

Section 4.04 Vice Presidents. Each vice president shall have such powers and perform such duties as may be assigned to him or her from time to time by the chairman of the Board of Directors or the president.  The Chief Executive Officer shall have the authority to appoint Vice Presidents who shall not be deemed to be Corporate Officers until and unless designated by the Board of Directors.

Section 4.05 The Secretary. The secretary or person designated to act as Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president. The secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.06 The Chief Financial Officer (“CFO”).  The CFO (or treasurer if so designated by the Board and authorized by applicable law) shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The CFO shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.07 Other Officers as may be Designated.  The Board shall have the authority to appoint Corporate Officers (including but not limited to legal, technology operations) as they may designate from time to time as determined to be in the best interest of the Company.

Section 4.08 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the president or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE  V
INDEMNIFICATION OF DIRECTIRS AND OFFICERS

Section 5.01  Right of Indemnification. Each director or officer of the corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the corporation for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, administrative or investigative, in accordance with and to the fullest extent permitted by the Laws of the State of Nevada or other applicable law, as such law now exists or may hereafter be adopted or amended, against, without limitation, all judgments, fines, amounts paid in settlements, and all expenses, including attorneys' and other experts' fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or actually and reasonably incurred by such person (a) in making an application for payment of such expenses before any court or other governmental body, (b) in otherwise seeking to enforce the provisions of this Section 5.01, or (c) in securing or enforcing such person's right under any policy or director or officer liability insurance provided by the corporation; provided, however, that the corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a director or officer only if such action or proceeding (or part thereof) was authorized by the board of directors.

5.02  Advancement of Expenses. Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 5.01 may be paid by the corporation in advance of the final disposition of such action or proceeding upon (a) the receipt of an undertaking by or on behalf of such director or officer to repay such advancement in case such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V and (b) approval by the board of directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by the shareholders. To the extent permitted by law, the board of directors or, if applicable, the shareholders, shall not be required to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding before the corporation makes any advance payment of expenses hereunder.

5.03 Availability and Interpretation. To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article V (a) shall be available with respect to events occurring prior to the adoption of this Article V, (b) shall continue to exist after any rescission or restrictive amendment of this Article V with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the director or officer or, if applicable, the testator or intestate of such director or officer seeking such rights, on the basis of applicable law in effect at the time such rights are claimed and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

5.04 Other Rights. The rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any director or officer of the corporation or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these by-laws, a resolution of the shareholders, a resolution of the board of directors or an agreement providing for such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any director or officer of the corporation or other person in any action or proceeding to have assessed or allowed in his or her favor, against the corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

5.05   Severability. If this Article V or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article V shall remain fully enforceable.

ARTICLE I VI
STOCK CERTIFICATES AND THEIR TRANSFER

Section 6.01 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the chairman, any vice chairman, the president or any vice president, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 6.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 6.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate or by other means as may be allowed by law. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII
GENERAL PROVISIONS

Section 7.01 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 73.02 Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year and may be changed from time to time as determined by the Board of Directors.

Section 7.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 7.04 Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation's capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 7.05 Conflict with Applicable Law or Certificate of Incorporation. These by-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these by-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VIII
AMENDMENTS

These by-laws may be amended, altered, changed, adopted and repealed or new by-laws adopted by the Board of Directors. The shareholders may make additional by-laws and may alter and repeal any by-laws whether such by-laws were originally adopted by them or otherwise.

CREXENDO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JULY 12, 2016 AT 2 PM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned, being a stockholder of Crexendo, Inc., hereby authorizes Jeffrey G. Korn, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders (the “Meeting”) of Crexendo to be held at Crexendo, Inc., 1615 South 52nd Street, Tempe, AZ, 85281 on July 12, 2016, at 2:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Meeting and upon such other matters as may properly come before the Meeting. This proxy may be revoked at any time before it is exercised.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CXDO
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CREXENDO, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Steven G. Mihaylo				☐
	Jeffrey P. Bash				☐	CONTROL ID:
	Anil Puri				☐	REQUEST ID:
	David Williams				☐
	Todd Goergen				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	The approval to give the Board of Directors the authority to change the Incorporated State from Delaware to Nevada.		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	The advisory approval of the compensation of the Company’s named executive officers.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2016

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)